Exhibit 11

                     MICRON TECHNOLOGY, INC.

                 Computation of Per Share Earnings
        (Amounts in millions except for per share amounts)


                                                        May 30,        June 1,
For the quarter ended                                    1996           1995
- --------------------------------------------------------------------------------
PRIMARY

  Weighted average shares outstanding                    208.2          205.6
  Net effect of dilutive stock options                     6.3            9.5
                                                        ------         ------
  Total shares                                           214.5          215.1
                                                        ======         ======

  Net income                                            $ 58.2         $220.2
                                                        ======         ======

  Primary earnings per share                             $0.27         $ 1.02
                                                         =====         ======


FULLY DILUTED

  Weighted average shares outstanding                    208.2          205.6
  Stock options using greater of average or
     ending market price                                   6.3           10.2
                                                        ------         ------
  Total shares                                           214.5          215.8
                                                        ======         ======

  Net income                                            $ 58.2         $220.2
                                                        ======         ======

  Fully diluted earnings per share                       $0.27          $1.02
                                                        ======          =====




                           Exhibit 11

                     MICRON TECHNOLOGY, INC.

                 Computation of Per Share Earnings
        (Amounts in millions except for per share amounts)


                                                       May 30,        June 1,
For the nine months ended                               1996           1995
- --------------------------------------------------------------------------------
PRIMARY

  Weighted average shares outstanding                  207.4          204.8
  Stock options using average market price               8.5            7.9
                                                      ------         ------
  Total shares                                         215.9          212.7
                                                      ======         ======

  Net income                                          $574.9         $563.0
                                                      ======         ======

  Primary earnings per share                           $2.66          $2.65
                                                       =====          =====

FULLY DILUTED

  Weighted average shares outstanding                  207.4          204.8
  Stock options using greater of average or
     ending market price                                 8.5            9.9
                                                      ------         ------
  Total shares                                         215.9          214.7
                                                      ======         ======

  Net income                                          $574.9         $563.0
                                                      ======         ======

  Fully diluted earnings per share                     $2.66          $2.62
                                                       =====          =====


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